THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IF SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH STATE SECURITIES LAWS.

This Amended and Restated Warrant amends and restates, in its entirety, that certain Common Stock Purchase Warrant (No. 5) issued by the Company to InspectionTech Holdings LP on September 11, 2025 (the "*Original Warrant*"), in order to update the definition of Change of Control in the Original Warrant.

AMENDED AND RESTATED WARRANT No. 5

to purchase

Shares of Common Stock

Team, Inc.

a Delaware Corporation

Issue Date: September 11, 2025

THIS AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT (this "*Warrant*") certifies that, for value received, InspectionTech Holdings LP or its permitted assigns (the "*Warrantholder*") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time and from time to time on or after the date hereof (the "Issue Date") and on or prior to 5:00 p.m., New York City time, on September 11, 2035 (the "*Expiration Time*"), to subscribe for and purchase from Team, Inc., a Delaware corporation (the "*Company*"), 982,371 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as subject to adjustment hereunder, the "*Shares*" and each a "*Share*"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined below). The Exercise Price and the number of Shares to be purchased upon exercise of this Warrant are subject to adjustment as hereinafter provided.

1. <u>Definitions</u>. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

"*Affiliate*" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

"*Atlantic Park Warrant*" means that certain second amended and restated common stock purchase warrant, dated as of December 8, 2021, for, among other things, the purchase in the aggregate of up to 500,000 shares of Common Stock by APSC Holdco II, L.P., upon the terms and conditions set forth therein.

"*Board of Directors*" means the board of directors of the Company, including any duly authorized committee thereof.

"*business day*" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

"*Capital Stock*" means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

"*Cashless Exercise*" shall have the meaning set forth in Section 3.

"*Change of Control*" means that, on or after the Issue Date:

(a) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any combination of Corre Partners Management, LLC and any of its Affiliates, shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests of the Company (or other securities convertible into such Equity Interests) representing more than 50% of (x) the combined voting power of all Equity Interests of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of the Company or (y) the economic Equity Interests of the Company;

(b) a change in control or similar event with respect to the Company, as defined or described under any documentation in respect of Material Indebtedness to which the Company is a party, shall have occurred; *provided* that any such change of control or similar event relating to a proportion of interest in the Equity Interests of the Company shall only constitute a Change of Control for purposes of this clause (b) if such proportion of interest is greater than 50% of the Equity Interests of the Company; or

(c) any sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

"*Common Stock*" means the Company's common stock, $0.30 par value per share.

"*Company*" has the meaning set forth in the Preamble.

"*Corre Warrants*" means those certain common stock purchase warrants, dated as of December 8, 2021, for, among other things, the purchase in the aggregate of up to 255,058, 116,092 and 128,850, shares of Common Stock by Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP, respectively, upon the terms and conditions set forth therein.

"*Daily VWAP*" means the per share volume-weighted average price of the Common Stock as displayed under the heading "Bloomberg VWAP" on Bloomberg page "TISI <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on the relevant trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such trading day determined, using a volume-weighted average method by a nationally recognized independent investment banking firm retained for this purpose by the Company at its sole cost and reasonably acceptable to the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders)), determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

"*Election Period*" has the meaning set forth in Section 15(C).

"*Equity Interests*" has the meaning set forth in the Series B Certificate of Designation.

"*Exchange Act*" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"*Excluded Issuances*" shall mean (i) any issuance of shares of Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of equity or convertible securities for third-party financing of such transaction, (ii) any issuance of shares of any equity securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company or any of its Subsidiaries as approved by the Board of Directors or its designee(s) other than for bona fide capital raising purposes, (iii) any issuance of shares of any equity securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, similar program or similar agreement as approved by the Board of Directors, (iv) any issuance of shares of equity securities in connection with a bona fide third-party strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (y) an issuance the primary purpose of which is a bona fide capital raise), (v) any issuance of shares of any equity securities pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clauses (ii) or (iii) of this sentence and outstanding as of September 11, 2025 (including any such issuance of shares of any equity securities pursuant to this Warrant, the Stellex Warrants, the Corre Warrants or the Atlantic Park Warrant), (vi) any issuance of shares of any equity securities or convertible securities to a third party financial institution as an "equity kicker" in connection with a bona fide, new money borrowing by the Company that is primarily a debt financing transaction and (vii) any issues of securities in a transaction described in Section 14(A), 14(B) or 14(C), subject to an aggregate limit

for each of (x) all Excluded Issuances pursuant to the foregoing clauses (ii) and (iii) and (y) all Excluded Issuances pursuant to the foregoing clause (vi), not to exceed the applicable Excluded Issuance Cap (defined below). The "*Excluded Issuance Cap*" means (x) with respect to all Excluded Issuances pursuant to clauses (ii) and (iii) of the preceding sentence until September 11, 2027, a total number of shares not to exceed 10.0% of the Company's fully diluted shares as of September 11, 2025, and (y) with respect to all Excluded Issuances pursuant to clause (vi) of the preceding sentence, a total number of shares not to exceed 10% of the Company's fully diluted shares as of September 11, 2025; *provided* that, for the avoidance of doubt, this Warrant, the Stellex Warrants outstanding as of September 11, 2025, the Corre Warrants and the Atlantic Park Warrant shall be included in the calculation of the Company's fully diluted shares outstanding as of September 11, 2025 for purposes of this definition.

"*Exercise Price*" means $23.00 (as such price may be adjusted from time to time pursuant to Section 14 hereof).

"*Expiration Time*" has the meaning set forth in the Preamble.

"*Fair Market Value*" means, with respect to any security or other property, the fair market value of such security or other property determined as follows:

(a) if the security is listed on a U.S. national securities exchange, the Daily VWAP of the security measured over the fifteen (15) trading day period ending on and including the specified date (or, if the specified date is not a trading day, the fifteen (15) trading day period ending on the trading day immediately preceding the specified date);

(b) if the security is not then listed on a U.S. national securities exchange, the Daily VWAP of the security measured over the fifteen (15) trading day period ending on and including the specified date (or, if the specified date is not a trading day, the fifteen (15) trading day period ending on the trading day immediately preceding the specified date), as reported on the principal over-the-counter quotation system on which such security trades; or

(c) in all other cases, (i) as agreed upon in good faith by the Warrantholder and the Company or (ii) solely if an agreement cannot be reached pursuant to clause (i), as determined by an independent accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is retained at the sole cost and expense of the Company and the identity of which is reasonably acceptable to the Warrantholder and the Company.

"*Governing Body*" has the meaning set forth in the Series B Certificate of Designation.

"*Governmental Authority*" means all United States and other governmental or regulatory authorities.

"*Issue Date*" has the meaning set forth in the Preamble.

"*Market Price*" means, with respect to a particular security, on any given day, the last reported sale price, regular way, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the last quoted bid price in the over-the-counter market as reported by OTC Markets Group or similar organization. "Market Price" shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the independent members of the Board of Directors in reliance upon an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose at its sole cost and reasonably acceptable to the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders excluding any Warrantholder that is an Affiliate of the Company). For the purposes of determining the Market Price of the Common Stock on the "trading day" preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

"*Material Indebtedness*" has the meaning set forth in the Series B Certificate of Designation.

"*Participation Rights Notice*" has the meaning set forth in Section 15(B).

"*Person*" means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, statutory trust, series trust, other organization, whether or not a legal entity, Governmental Authority or other entity.

"*Per Share Fair Market Value*" has the meaning set forth in Section 14(B).

"*Purchase Agreement*" means that certain Securities Purchase Agreement, dated as of September 11, 2025, by and between the Company and the purchasers named in Schedule I thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

"*SEC*" means the U.S. Securities and Exchange Commission.

"*Securities Act*" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"*Series B Certificate of Designation*" has the meaning set forth in the Purchase Agreement.

"*Share*" or "*Shares*" has the meaning set forth in the Preamble.

"*Shareholders Agreement*" means the Shareholders Agreement, dated as of September 11, 2025, by and among the Company, Stellex Capital Management LLC and InspectionTech Holdings LP, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

"*Shareholder Approval*" means a vote of a majority of the votes cast by the holders of the Company's Common Stock (as calculated in accordance with Section 312.07 of the NYSE Listed Company Manual (as amended or supplemented)) in connection with the issuance of any Shares upon an exercise, in full or in part, of this Warrant and the Stellex Warrants, to the extent required by Section 312.03(c) of the NYSE Listed Company Manual (as amended or supplemented).

"*Stellex Warrants*" means those certain common stock purchase warrants, other than this Warrant, issuable pursuant to the terms of the Purchase Agreement.

"*Subsidiary*" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

"*trading day*" means (A) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock or (B) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day.

"*Transfer Agent*" has the meaning set forth in Section 4(A)(i).

"*Warrantholder*" has the meaning set forth in the Preamble.

"*Warrant*" has the meaning set forth in the Preamble.

"*Warrant Share Delivery Date*" has the meaning set forth in Section 4(A)(i).

2. Number of Shares; Exercise Price. The Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, 982,371 fully paid and nonassessable Shares, at a purchase price per Share equal to

the Exercise Price. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock," "Shares" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term; Limitations.

(A) The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the Issue Date but in no event later than the Expiration Time, by (A) the delivery of the Notice of Exercise attached hereto as Exhibit A (including by specifying the manner in which the Exercise Price is to be paid), duly completed and executed on behalf of the Warrantholder, by hand delivery, e-mail or facsimile, at the principal executive office of the Company located at 13131 Dairy Ashford Road, Suite 600, Sugar Land, Texas 77478, e-mail: james.webster@teaminc.com (or such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder (i) by tendering in cash, either by certified or cashier's check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, at the election of the Warrantholder, (ii) by means of a Cashless Exercise as set forth in the paragraph below, or (iii) by a combination of the foregoing.

(B) The Warrantholder may, in its sole discretion and in lieu of payment of the Exercise Price, elect to exercise all or any part of this Warrant in a "cashless" or "net-issue" exercise (a "*Cashless Exercise*") by delivering to the Company a Notice of Exercise selecting a Cashless Exercise, as a result of which the Warrantholder shall be entitled to receive a number of shares of Common Stock calculated using the following formula:

$$X = \frac{Y * (A - B)}{A}$$

where: X = the number of shares of Common Stock to be issued to the Warrantholder

Y = the number of shares of Common Stock with respect to which the Warrant is being exercised

A = the Market Price of the Common Stock on the last trading day preceding the date of exercise of this Warrant

B = the then-current Exercise Price of the Warrant

(C) Notwithstanding anything in this Warrant to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company

in order to exercise all or a portion of this Warrant; provided, however, that if the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder shall promptly following such partial exercise surrender this Warrant to the Company and shall be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant was so exercised. When the Warrantholder has purchased all of the Shares available hereunder and this Warrant has been exercised in full, the Warrantholder shall surrender this Warrant to the Company for cancellation within three business days after the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Shares purchased and the date of such purchases. The Company shall inform the Warrantholder if a Notice of Exercise has not been duly completed within one business day of receipt of such notice, but shall not refuse or object to the issuance of the Shares upon receipt of, and pursuant to, a duly completed Notice of Exercise. **The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.**

(D) Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(E) The Company shall not effect any exercise of this Warrant, and no Warrantholder shall have the right to exercise any portion of this Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Warrantholders (collectively, and together with the Warrantholders' respective Affiliates, and any other Persons acting as a group together with the Warrantholders or any of the Warrantholders' Affiliates), would, when aggregated with all other shares of Common Stock

beneficially owned by the Warrantholders (collectively) at such time, beneficially own shares of Common Stock, in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholders and their respective Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Warrantholders or any of their respective Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholders or any of their respective Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(E), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Warrantholders that the Company is not representing to any Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholders are solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(E) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholders together with any of their respective Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholders, and the submission of a Notice of Exercise shall be deemed to be the applicable Warrantholder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholders together with any of their respective Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Section 3(E), in determining the number of outstanding shares of Common Stock, the Warrantholders may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the

number of shares of Common Stock outstanding (the "*Reported Outstanding Share Number*"). Upon the written or oral request of a Warrantholder, the Company shall, within two (2) trading days, confirm orally and in writing to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholders or their respective Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. If the Company receives a Notice of Exercise from the Warrantholder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Warrantholder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Warrantholder's beneficial ownership, as determined pursuant to this Section 3(E), to exceed the Beneficial Ownership Limitation, the Warrantholder must notify the Company of a reduced number of Shares to be purchased pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the "*Reduction Shares*") and (ii) as soon as reasonably practicable, the Company shall return to the Warrantholder any exercise price paid by the Warrantholder for the Reduction Shares. As used in this Warrant, "*Beneficial Ownership Limitation*" means 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant; *provided*, that, notwithstanding the foregoing, the Warrantholders shall have the right to increase or decrease the Beneficial Ownership Limitation to any other number, with any increase to be effective only upon the Warrantholders providing the Company with prior written notice of such increase, which shall be effective sixty-one (61) days after delivery of such notice to the Company. The provisions of this Section 3(E) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(E) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

4. Mechanics of Exercise; Issuance of Shares; Representations, Warranties and Covenants of the Company; Listing.

(A) Mechanics of Exercise.

(i) *Delivery of Certificates and/or Book-Entry Shares Upon Exercise*. Certificates for shares purchased hereunder shall be transmitted by the Company's transfer agent (the "*Transfer Agent*") to the Warrantholder by, at the Warrantholder's request (A) crediting the account of the Warrantholder's prime broker with The Depository Trust Company

through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system, (B) physical delivery to the address specified by the Warrantholder in the Notice of Exercise or (C) by entry on the books of the Company (or the Transfer Agent, if any), in each case by the date that is two trading days after the later of (1) payment of the Exercise Price as set forth above or (2) the date of a Cashless Exercise, if applicable (such later date, the "*Warrant Share Delivery Date*"). The applicable Shares shall be deemed to have been issued, and the Warrantholder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the applicable exercise date or the date that is two trading days following the date of a Cashless Exercise, as applicable. Notwithstanding the foregoing, the Company shall not be required to deliver shares through the system of The Depositary Trust Company if it determines that pursuant to Section 9 a legend is required to be included on the Shares being delivered.

(ii) *Rescission Rights*. If the Company fails to cause the Transfer Agent to transmit to the Warrantholder a certificate or the certificates representing the Shares pursuant to Section 4(A)(i) by the Warrant Share Delivery Date (other than as a result of any action or inaction of the Warrantholder's prime broker), then the Warrantholder shall have the right to rescind such exercise. Any rescission by the Warrantholder pursuant to this Section 4(A)(ii) shall not affect any other remedies available to the Warrantholder under applicable law or equity as a result of the Company's failure to timely deliver the Shares.

(iii) *Closing of Books*. The Company shall not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(B) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with an underwritten public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Warrantholder (set forth in the applicable Notice of Exercise), be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(C) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Shares subject hereto, and if the Market Price of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 4(A) (even if not surrendered) via a "cashless exercise" described in Section 3(B) immediately prior to the Expiration Time. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this

Section 4(C), the Company agrees to promptly notify the Warrantholder of the number of Shares, if any, the Warrantholder is to receive by reason of such automatic exercise.

(D) Representations, Warranties and Covenants of the Company. The Company hereby represents, covenants and agrees, as applicable:

(i) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as currently proposed to be conducted, to issue and enter into this Warrant and to carry out the transactions contemplated thereby, and (C) except where the failure to do so, individually or in the aggregate, has not had, and could not be reasonably expected to have, a material adverse effect on the business, assets, financial condition or operations of the Company, is qualified to do business and, where applicable is in good standing, in every jurisdiction where such qualification is required.

(ii) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. This Warrant constitutes, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(iii) The execution, delivery and performance by the Company of this Warrant and any Warrant issued in substitution for or replacement of this Warrant does not and will not (A) violate any material provision of applicable law or the organizational documents of the Company, (B) conflict with, result in a breach of, or constitute (with the giving of any notice, the passage of time, or both) a default under any material agreement of the Company or (C) result in or require the creation or imposition of any lien upon any assets of the Company.

(iv) The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of any purchase rights represented by this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant. The Company shall take all such action as

may be necessary or appropriate to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation or any preemptive or similar rights of any equity holder of the Company. The Company shall (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance.

(v) The Company covenants that all Shares which may be issued upon the exercise of the purchase rights represented by this Warrant shall, upon exercise of the purchase rights represented by this Warrant and payment for such Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, or income and franchise taxes of Warrantholder incurred in connection with the exercise of any Warrant or any transfer of Shares occurring contemporaneously therewith).

(vi) Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company shall (A) not increase the par value of any Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant, (C) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant, and (D) use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. Notwithstanding the foregoing, nothing in this paragraph shall prevent the Company from repurchasing or otherwise buying back shares of its Common Stock.

(vii) Before taking any action which would result in an adjustment in the number of Shares for which this Warrant is exercisable or in the

Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

(viii) The number of shares of Common Stock outstanding on a fully diluted basis (including all options, warrants and securities convertible into or exchangeable for shares of Common Stock as of the Issue Date is 5,928,395).

(ix) Neither the Company nor any of its Subsidiaries is (or expect to become in the foreseeable future) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "*Code*").

Notwithstanding the foregoing, the representations in Section 4(D)(viii) and (ix) shall be made only as of the Issue Date.

5. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a Share that the Warrantholder would otherwise be entitled to purchase upon such exercise, the Company shall, at the Company's election, either (A) pay to such Warrantholder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (1) such fraction multiplied by (2) the Market Price of one Share on the exercise date or the date of Cashless Exercise, as applicable, or (B) round up to the next whole share.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses.

(A) Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue, stamp, transfer or other tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. The parties agree to report a Cashless Exercise as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes.

(B) [Reserved.]

(C) The Warrantholder and the Company agree not to report or take any tax position for U.S. federal income tax purposes (and applicable state, local and non-U.S. income tax purposes) that is inconsistent with this Section 7

except as otherwise required by a "determination" within the meaning of Section 1313 or a change in applicable law made after the date hereof.

(D) The Warrantholder (including any transferee Warrantholder) shall provide the Company with a duly completed or executed IRS Form W-9 or applicable IRS Form W-8 upon the issuance (or, in the event of a transfer, the receipt of) this Warrant.

(E) The Company (and its applicable withholding agents and paying agents) shall be entitled to deduct and withhold taxes attributable to any payment (including deemed payments) made on or with respect to the Warrant from any payment made on such Warrant or on the Shares into which such Warrant are converted (in each case, which payment is made to the applicable Warrantholder) to the extent required by applicable law; provided that, if the Company determines that any such deduction or withholding is so required (other than any deduction or withholding resulting from any Warrantholder's failure to deliver the documentation set forth in Section 7(D)), then the Company shall use commercially reasonable efforts to notify the recipient of the amount and rationale for such deduction or withholding prior to the applicable payment date and shall reasonably cooperate with the recipient of such payment to obtain any available exemption from, or reduction in the amount of, such deduction or withholding in accordance with applicable law. Any such deducted and withheld amounts shall be treated for purposes of this Agreement as having been paid to the applicable Person in respect of whom such deduction and withholding was made.

8. Representations and Warranties of the Warrantholder. The Warrantholder acknowledges that the Warrant and the Shares issuable upon exercise have not been registered under the Securities Act or under any state securities laws. The Warrantholder expressly warrants that it (i) is acquiring the Warrant (and any Shares issuable upon exercise) pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute the Warrant (or any Shares issuable upon exercise) to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Warrant (or any Shares issuable upon exercise), except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable, (iv) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company, (v) is able to bear the economic risk and at the present time is able to afford a complete loss of such investment and (vi) is an "accredited investor" (as that term is defined by Rule 501 under the Securities Act).

9. Transfer/Assignment.

(A) Subject to compliance with clauses (B) and (C) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by a duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes, if any) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Company.

(B) This Warrant shall not be transferrable other than in accordance with the provisions of Section 3.1 of the Shareholders Agreement. Each permitted transferee of a Warrant shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of Section 3.1 of the Shareholders Agreement.

(C) If and for so long as the Warrant has not been registered under the Securities Act, this Warrant Certificate shall contain a legend as set forth in the first paragraph of the legend set forth on the first page of this Warrant. A similar legend will be included on any Shares issuable upon exercise of the Warrant under similar circumstances.

10. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13. Rule 144 Information. The Company covenants that it shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it shall use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

14. Adjustments and Other Rights. Subject in each case to Section 14(K), the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; *provided*, that if more than one subsection of this Section 14 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 14 so as to result in duplication:

(A) Stock Dividends, Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or otherwise make a distribution on its Common Stock payable in shares of Common Stock or any other equity or equity-equivalent securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivide (by any stock split, recapitalization or otherwise) the outstanding shares of Common Stock (or other class of the Company's Capital Stock then-issuable upon exercise of this Warrant) into a greater number of shares, or (iii) combine or consolidate (including by way of reverse stock split) or reclassify the outstanding shares of Common Stock (or other class of the Company's Capital Stock then-issuable upon exercise of this Warrant) into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect

immediately prior to the record or effective date, as the case may be, for such dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence. Any adjustment made pursuant to this Section 14(A) shall, in the case of a dividend or distribution, become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and, in the case of a subdivision, combination or re-classification, become effective immediately after the effective date of such subdivision, combination or re-classification. In the event that any such dividend or distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(B) Other Distributions. During such time as this Warrant is outstanding, in case the Company shall fix a record date for the making of a dividend or other distribution to any or all holders of shares of its Common Stock, by return of capital or otherwise (including, without limitation, any distribution of securities, evidences of indebtedness, assets, cash, rights, options, warrants or other property by way of dividend, spin-off, reclassification, corporate rearrangement, scheme or arrangement or similar transaction) (excluding dividends or distributions referred to in Section 14(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights, warrants or other property to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the "*Per Share Fair Market Value*") divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted,

effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash, warrants or other property, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(C) Adjustments Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a reclassification of Common Stock referred to in Section 14(A)), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 14(A)) in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or property with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such transaction to which the Warrantholder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Warrantholder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment shall be made with respect to the Warrantholder's rights under this Warrant to insure that the provisions of this Section 14 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or property thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction, an immediate adjustment to the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). In determining the kind and amount of stock, securities or property receivable upon exercise of this Warrant following the consummation of such transaction, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such transaction, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject

to similar proration constraints) upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant. The provisions of this Section 14(C) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.

(D) Anti-Dilution Adjustments.

(i) If the Company (x) issues or sells any shares of Common Stock (including, for the avoidance of doubt, any shares of Common Stock issuable upon the conversion, exchange or other extinguishment of any equity-linked instruments) (other than Excluded Issuances), or (y) issues or sells any warrants or other rights to purchase shares of Common Stock (other than Excluded Issuances), in either case for a consideration per share or exercise, conversion or strike price (as applicable) (the "*New Issuance Price*") less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale (the foregoing a "*Dilutive Issuance*"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the greater of (A) the New Issuance Price and (B) $17.25 (subject to adjustment pursuant to Section 14); provided that, if required, until the Shareholder Approval is obtained, no adjustment will be made pursuant to this Section 14(D) to the extent, but only to the extent, such adjustment would cause the Exercise Price to be less than $18.73 (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock). If Shareholder Approval is obtained at any time after any adjustment to the Exercise Price is limited pursuant to the first sentence of this Section 14(D) then, effective as of the time such Shareholder Approval is obtained, the Exercise Price will be adjusted to the Exercise Price that would then be in effect assuming that the first sentence of this Section 14(D) had not applied to any prior adjustment to the Exercise Price.

(ii) Notwithstanding anything else to the contrary contained herein in the event of any adjustment of the Exercise Price pursuant to either clause (x) or clause (y) of the foregoing Section 14(D)(i) in an issuance in which the Warrantholder or any of its Affiliates participates, such adjustment shall only be applied proportionately in respect of the portion in which the Warrantholder or any of its Affiliates elected not to participate, if any.

(E) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 14 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 14 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less

than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(F) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 14 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G) Notice to the Warrantholder.

(i) *Adjustment to Exercise Price*. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 14, the Company shall promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant, and prepare a certificate setting forth such adjustment, including (A) a statement of the adjusted Exercise Price and adjusted number or type of Shares or other securities or property issuable upon exercise of this Warrant (as applicable) and (B) in the case of adjustment pursuant to Section 14(B), a statement of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock, and setting forth a brief statement of the facts requiring such adjustment and certifying the calculation thereof. The Company shall deliver a copy of each such certificate to the Warrantholder as promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than ten business days thereafter.

(ii) *Notice to Allow Exercise by the Warrantholder*. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special or nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock or rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any rights of the Company,

(D) the Company enters into or becomes bound by an agreement in connection with a Change of Control or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Warrantholder at the address appearing in the Company's records, at least 10 business days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such Change of Control is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such Change of Control; *provided* that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Warrantholder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Except as otherwise prohibited by applicable laws, to the extent that any notice provided pursuant to this Section 14(G)(ii) contains material, non-public information regarding the Company, the Company shall disclose such information regarding the Company in a Current Report on Form 8-K and file such Current Report on Form 8-K with the SEC no later than the business day following the date such notice is delivered to the Warrantholder.

(H) *Cash Transaction Exercise*. In the event of a Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control, if this Warrant has not previously been exercised in full on an exercise date occurring before the third (3rd) business day prior to the consummation of such Change of Control, any unexercised portion of this Warrant shall entitle the holder thereof to receive cash consideration in such Change of Control as if it were deemed exercised in full, without the delivery of a Notice of Exercise, effective immediately prior to the consummation of such Change of Control and the Warrantholder shall be entitled to receive cash in an amount equal to the amount of cash payable in such Change of Control in respect of a number of shares of Common Stock equal to the number of Shares that would be deliverable upon a Cashless Exercise of this Warrant in full immediately prior to consummation of such Change of Control pursuant to this Section 14(H) of the unexercised portion of this Warrant, where the applicable Market Price of a share of Common Stock in such an exercise is deemed for these purposes to be the cash payable in respect of a share of Common Stock in

such Change of Control; provided, that, for the avoidance of doubt, if the cash payable in respect of a share of Common Stock in such Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control is less than the then-applicable Exercise Price, then upon consummation of such Change of Control the unexercised portion of this Warrant shall be cancelled for no consideration.

(I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 14, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company's records.

(J) [Reserved].

(K) Adjustment Rules. Any adjustments pursuant to this Section 14 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

15. Participation Rights.

(A) If the Company or any of its Subsidiaries authorizes the issuance or sale of any Equity Interests, other than the Excluded Issuances or in the case of an underwritten public offering by the Company, the Company shall offer to sell to each Warrantholder a portion of such Equity Interests equal to the quotient determined by dividing (x) the sum of the number of shares of Common Stock issued upon the exercise of this Warrant then held by such Warrantholder plus the number of Shares underlying the unexercised portion of the Warrant held by such Warrantholder by (y) the total number of shares of Common Stock then outstanding determined on a fully diluted basis, provided that, for the avoidance of doubt, this Warrant, the Stellex Warrants outstanding as of September 11, 2025, the Corre Warrants and the Atlantic Park Warrant shall be included in the calculation of the Company's fully diluted shares outstanding as of September 11, 2025 for purposes of this Section 15(A). Each such Warrantholder shall be entitled to purchase such Equity Interests at the same price and on the same terms as such Equity Interests are to be offered. The purchase price for all Equity Interests offered to each such Warrantholder shall be payable in cash by wire transfer of immediately available funds. In the case of an underwritten public offering

by the Company, the Company shall use its reasonable best efforts to request that the underwriter(s) in such offering allow the Warrantholders to purchase shares from the underwriter(s) in the same proportion that they would have been entitled to had this Section 15 applied to such underwritten offering.

(B) In connection with the issuance or sale of any Equity Interests to which the participation rights described in this Section 15 apply, the Company will deliver to each Warrantholder, as soon as reasonably practicable under the circumstances giving rise to the participation rights described in this Section 15, a written notice (the "*Participation Rights Notice*") describing (i) the Equity Interests being offered, (ii) the purchase price and the payment terms of the Equity Interests being offered (including the date the Company is requesting delivery of funds with respect thereto), and (iii) such Warrantholder's percentage allotment.

(C) In order to exercise its participation rights under this Section 15, each Warrantholder must deliver a written notice to the Company describing its election hereunder (which election may be with respect to all or any portion of the Equity Interests it has a right to purchase hereunder) no later than five (5) business days after receipt of the Participation Rights Notice (the "*Election Period*").

(D) During the 120-day period following the expiration of the Election Period, the Company shall be entitled to sell such Equity Interests which any Warrantholder has not elected to purchase prior to the expiration of the Election Period on terms and conditions (including price) no more favorable to the purchasers thereof than those offered to such Warrantholder. Any Equity Interests offered or sold by the Company to any Person after such 120-day period must be proportionately reoffered to each such Warrantholder pursuant to the terms of this Section 15.

16. [Reserved].

17. Shareholder Approval. The Company will use its reasonable best efforts to obtain the Shareholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. The Company will promptly notify the Warrantholder if the Shareholder Approval is obtained.

18. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (i) to submit to the exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, (ii) that exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (iii) that notice may be served upon such party at the address and in the manner set forth for such party in Section 21. EACH OF THE PARTIES HERETO

HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

19. Binding Effect. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the parties hereto and their respective the successors and permitted assigns. The provisions of this Warrant are intended to be for the benefit of the Warrantholder from time to time of this Warrant and shall be enforceable by the Warrantholder or holder of Shares.

20. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Warrantholder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three business days after depositing it in the United States mail with postage prepaid and properly addressed.

Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites). Notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause of notification that such notice or communication is available and identifying the website address therefor.

All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to it at:

Team, Inc.
13131 Dairy Ashford Road
Suite 600
Sugar Land, Texas 77478
Attn: James C. Webster
E-mail: James.Webster@TeamInc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attention: Matthew R. Pacey and Billy Vranish
Email: Matt.Pacey@kirkland.com, Billy.Vranish@kirkland.com

If to the Warrantholder, to it at,

c/o Stellex Capital Management LLC
900 Third Avenue, 25th Floor
New York, NY 10022
Attention: Olivia Zhao and Tom Cassidy
E-mail: ozhao@stellexcapital.com and tcassidy@stellexcapital.com

with a copy (which shall not constitute notice) to:

Latham & Watkins, LLP
1271 Avenue of Americas
New York, NY 10020

Attention: Peter Sluka and Andrew Blumenthal
E-mail: peter.sluka@lw.com and andrew.blumenthal@lw.com

22. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Shares, and no enumeration herein of the rights or privileges of the Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

23. Remedies. The Warrantholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate

compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

24. Severability. Any provision of this Warrant held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

25. Entire Agreement. This Warrant and the forms attached hereto, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

26. Survival. All representations and warranties made by the Company contained in this agreement, or made by or on behalf of them, respectively, pursuant to this agreement, and all covenants of the Company in this agreement, shall survive the execution and delivery of this agreement and shall continue in full force and effect until such time when either (i) the Warrant and the Shares are no longer outstanding or (ii) the Warrantholder no longer holds any Warrants or Shares. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

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IN WITNESS WHEREOF, each of the parties has executed this Warrant as of the Issue Date.

COMPANY:
TEAM, INC.

By: ______________________
Name: James C. Webster
Title: Executive Vice President, Chief Legal Officer and Secretary

WARRANTHOLDER:
INSPECTIONTECH HOLDINGS LP

By ______________________
Name: Olivia Zhao
Title: Authorized Signatory

Date: _________

NOTICE OF EXERCISE

TO: Team, Inc.

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 2 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock by means of the manner specified below. In the event that the undersigned desires to use a combination of such methods, such intent should be described in detail below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock: ____________________

Aggregate Exercise Price: ___________________________

Cash Payment:☐ ___________________________

Cashless Exercise:☐ ___________________________

Conditional Exercise:☐ ___________________________

Method of Delivery:

☐ Book Entry

☐ Certificated

☐ Electronic

If to Prime Broker please provide Prime Broker account information:

____

Warrantholder
By ___________________________
Name:
Title: